Exhibit 23.1

Assentsure PAC
UEN – 201816648N
180B Bencoolen Street #03-01
The Bencoolen Singapore 189648
http://www.assentsure.com.sg

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 29, 2026, with respect to the consolidated financial statements of Antelope Enterprise Holdings Limited and its subsidiaries, appearing in its Annual Report on Form 20-F for the transitional period from January 1, 2025 to September 30, 2025.

/s/ Assentsure PAC

Singapore

April 10, 2026